Exhibit 99.1

Hunt Companies Finance Trust Announces Common and Preferred Stock Dividends

NEW YORK, Dec.7, 2018 /PRNewswire/ -- Hunt Companies Finance Trust, Inc. (NYSE: HCFT) ("we," "HCFT" or "the Company") today announced the declaration of a cash dividend of $0.06 per share of common stock with respect to the fourth quarter of 2018. This fourth quarter common stock dividend is payable on January 15, 2019 to stockholders of record as of the close of business on December 31, 2018. In accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of the Company, the board of directors has also declared monthly cash dividend rates for the first quarter of 2019 of $0.2066 per share of Series A Preferred Stock:

First Quarter 2019 Series A Preferred Stock Dividends

Month	Dividend	Record Date	Payment Date
January 2019	$0.2066	January 15, 2019	January 28, 2019
February 2019	$0.2066	February 15, 2019	February 27, 2019
March 2019	$0.2066	March 15, 2019	March 27, 2019

Hunt Companies Finance Trust

Hunt Companies Finance Trust is a real estate investment trust ("REIT") focused with its subsidiaries on investing in, financing and managing transitional multi-family and commercial real estate loans, securities backed by multi-family mortgage loans or multi-family mortgage-backed securities ("Multi-Family MBS"), and other mortgage related investment including mortgage servicing rights. The Company's objective is to deliver attractive cash flow returns over time to its investors.

Hunt Companies Finance Trust is externally managed and advised by Hunt Investment Management, LLC. For additional information about Hunt Investment Management, LLC, please see its form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.huntcompaniesfinancetrust.com or by directing requests to: Hunt Companies Finance Trust, 230 Park Avenue, 19th Floor, New York, NY 10169, Attention: Investor Relations.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions, interest rates, the general economy and political conditions and related matters. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Brent Feigenbaum

Hunt Real Estate Capital

(212) 317-5730

Brent.Feigenbaum@huntcompanies.com

Evan N. Abrams

Hunt Investment Management

(212) 588-2166

Evan.Abrams@huntcompanies.com